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EXHIBIT 12

                             IKON RECEIVABLES LLC
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)
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
                                                        Fiscal Year Ended
                                                          September 30,
                                                              1999
                                                        -----------------
Earnings
  Income from continuing operations                     $          17,574
  Add:
    Fixed charges                                                  14,702
                                                        -----------------
  Earnings, as adjusted                     (A)         $          32,276
                                                        =================

Fixed charges
  Other interest expense, including
    interest on capital leases                          $          14,702
                                                         -----------------
  Total fixed charges                       (B)         $          14,702
                                                        =================


Ratio of earnings to fixed charges
               (A) divided by (B)                                     2.2
                                                        =================
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